                                             Exhibit 99.1

Media contact	Investor contact
Laurie Bischel, 312.292.1937	Adam Minick, 312.340.8365
news@cmegroup.com	investors@cmegroup.com
cmegroup.mediaroom.com	CME-G

FOR IMMEDIATE RELEASE
CME Group Inc. Reports Highest Q3 Revenue on Record for Q3 2026
•Double-digit revenue and net income growth
CHICAGO, October 21, 2026 - CME Group Inc. (NASDAQ: CME) today reported financial results for the third quarter of 2026.
The company reported revenue of $1.7 billion and operating income of $1.1 billion for the third quarter of 2026. Net income was $1.0 billion and diluted earnings per common share were $2.89. On an adjusted basis, operating income was $1.2 billion, net income was $1.1 billion and diluted earnings per common share were $3.02. Financial results presented on an adjusted basis for the third quarter of 2026 and 2025 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
"As uncertainty intensified in Q3, clients turned to CME Group in record numbers to manage risk and capitalize on opportunities," said CME Group Chairman and Chief Executive Officer Terry Duffy. "Our average daily volume reached 29.4 million contracts, the highest Q3 ADV on record. With double-digit volume growth across all six asset classes, Q3 was our second highest quarter ever for revenue and adjusted net income. We launched several innovative new products and generated a new high of $100 billion in average daily capital efficiencies. We also made strong progress in our cloud migration, making CME Group the only exchange to offer clients the choice of both co-location and cloud-managed services to expand access to our markets for years to come."
Q3 2026 average daily volume (ADV) climbed to a third-quarter record of 29.4 million contracts, and non-U.S. ADV reached a third-quarter high of 9 million contracts.
Clearing and transaction fees revenue for third-quarter 2026 totaled $1.4 billion. The total average rate per contract was $0.679. Market data revenue totaled a record $243 million for third-quarter 2026, an increase of 20%.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of Adjusted Operating Income and Adjusted Net Income and Adjusted Earnings per Common Share charts at the end of the financial statements.
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As of September 30, 2026, the company had $2.4 billion in cash (including $225 million deposited with Fixed Income Clearing Corporation, which is included in other current assets) and $3.4 billion of debt. The company returned nearly $1 billion to shareholders during the quarter, with $465 million in regular quarterly dividends and $524 million in share repurchases.
CME Group will hold a Q&A conference call to discuss third-quarter 2026 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group's website at investor.cmegroup.com under Events & Presentations. An archived recording will be available for up to two months after the call.
As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data – empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, cryptocurrencies, energy, agricultural products and metals. The company offers futures and options on futures trading through the CME Globex platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec is a trademark of BrokerTec Americas LLC and EBS is a trademark of EBS Group LTD. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”). “S&P®”, “S&P 500®”, “SPY®”, “SPX®”, US 500 and The 500 are trademarks of Standard & Poor’s Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing innovative and competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and derive revenues that are commensurate with our efforts and expectations, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to manage variable costs associated with CME Group’s transition to the Google Cloud, and minimize duplicative costs of maintaining both on-premise and Google Cloud environments during the transition; the resilience of our electronic platforms and the soundness of our business continuity and disaster recovery plans, including in the event of cyberattacks and cyberterrorism or as impacted by a failure of or disruption at one of our suppliers; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers, as well as the impact of tariffs and tax policy changes, restrictions on our ability to offer CME Group products and services in specific geographies or to specific customers or limitations or changes in underlying/physical product flows across geographies; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing firms and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk from third parties, including risks related to the performance, reliability and security of technology used by, or facilities provided by, our third-party providers and third-party providers that our clients and third-parties rely on; our reliance on third-party distribution partners, including independent software vendors, futures commission merchants, introducing brokers, broker-dealers, regulatory reporting and data distributors and platform operators, and other partners, for facilitating trading and for market data information, and potential impacts from changes in their business models and priorities; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including new and existing geopolitical tensions or conflicts, the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and market data and order transaction traffic across the entire trade cycle and the ability to implement enhancements meeting our regulatory obligations and customer needs without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments, alliances, strategic partnerships and joint ventures; variances in earnings on cash accounts and collateral that our clearing house holds; impact of CME Group pricing/fee level and structure and incentive changes; impact of aggregation services and internalization on trade flow and volumes; any negative financial impacts from changes to the terms of intellectual property and index rights; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry, channel partner and customer consolidation and/or concentration; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; increases in effective tax rates, borrowing costs, or changes in tax policy; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings. For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission ("SEC") on February 26, 2026, under the caption "Risk Factors".
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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	September 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$2,198.5	$4,416.9
Marketable securities	131.0	125.0
Accounts receivable, net of allowance	788.1	639.2
Other current assets (includes $3.5 and $6.5 in restricted cash)	840.9	522.1
Performance bonds and guaranty fund contributions	155,179.7	159,656.1
Total current assets	159,138.2	165,359.3
Property, net of accumulated depreciation and amortization	338.7	362.7
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	2,440.1	2,610.7
Goodwill	10,505.9	10,514.7
Other assets	2,494.3	2,401.5
Total Assets	$192,092.5	$198,424.2
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$67.7	$71.8
Other current liabilities	865.5	568.8
Performance bonds and guaranty fund contributions	155,179.7	159,656.1
Total current liabilities	156,112.9	160,296.7
Long-term debt	3,425.1	3,422.3
Deferred income tax liabilities, net	5,208.6	5,242.2
Other liabilities	785.6	734.8
Total Liabilities	165,532.2	169,696.0
Total CME Group Shareholders’ Equity	26,560.3	28,728.2
Total Liabilities and Equity	$192,092.5	$198,424.2

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Clearing and transaction fees	$1,378.1	$1,227.9	$4,273.2	$3,953.2
Market data and information services	243.1	202.5	705.3	595.1
Other	116.1	107.2	345.1	323.6
Total Revenues	1,737.3	1,537.6	5,323.6	4,871.9
Expenses
Compensation and benefits	234.3	237.6	690.8	665.9
Technology	80.9	71.4	240.8	208.0
Professional fees and outside services	31.1	36.7	88.4	102.6
Amortization of purchased intangibles	56.0	56.2	168.1	167.5
Depreciation and amortization	27.4	26.4	82.8	81.0
Licensing and other fee agreements	104.2	81.6	320.1	274.4
Other	62.0	55.1	174.4	162.6
Total Expenses	595.9	565.0	1,765.4	1,662.0
Operating Income	1,141.4	972.6	3,558.2	3,209.9
Non-Operating Income (Expense)
Investment income	1,418.1	1,548.7	4,237.1	3,959.8
Interest and other borrowing costs	(43.5)	(44.0)	(130.7)	(129.7)
Equity in net earnings of unconsolidated subsidiaries	102.8	96.3	302.9	283.5
Other non-operating income (expense)	(1,264.0)	(1,396.6)	(3,774.1)	(3,571.4)
Total Non-Operating Income (Expense)	213.4	204.4	635.2	542.2
Income before Income Taxes	1,354.8	1,177.0	4,193.4	3,752.1
Income tax provision	317.9	269.0	960.4	862.8
Net Income	$1,036.9	$908.0	$3,233.0	$2,889.3

Net Income Attributable to Common Shareholders of CME Group - Basic(1)	$1,036.9	$896.6	$3,234.2	$2,853.0

Net Income Attributable to Common Shareholders of CME Group - Diluted(1)	$1,036.9	$896.6	$3,233.0	$2,853.0

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.90	$2.49	$9.00	$7.93
Diluted	2.89	2.49	8.96	7.92
Weighted Average Number of Common Shares:
Basic	358,019	359,686	359,336	359,653
Diluted(2)	358,641	360,422	361,018	360,330

1. The difference between Net Income and Net Income Attributable to Common Shareholders of CME Group - Basic and Diluted is the result of the distribution of earnings allocated to preferred shares.
2. Preferred shares of 4,584,000 were all converted to Class A Common stock on March 5, 2026 with their weighted-average impact included in the Diluted shares starting in the first quarter of 2026.

CME Group Inc. and Subsidiaries
Reconciliation of Adjusted Operating Income
(dollars in millions)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total Revenues	$1,737.3	$1,537.6	$5,323.6	$4,871.9

Adjusted Total Revenues	$1,737.3	$1,537.6	$5,323.6	$4,871.9

Total Expenses	$595.9	$565.0	$1,765.4	$1,662.0
Restructuring and severance	(5.4)	(6.5)	(15.4)	(9.0)
Deferred compensation(1)	0.1	(6.1)	(11.5)	(11.6)
Amortization of purchased intangibles	(56.0)	(56.2)	(168.1)	(167.5)
Strategic transaction-related (costs) credits	(0.7)	(1.2)	(2.3)	(4.0)
Real estate-related (costs) credits	(0.7)	(0.7)	(0.7)	7.4
Foreign exchange transaction gains (losses)	(1.4)	0.8	(0.8)	(5.1)
Unrealized and realized gains (losses) on assets	—	—	—	(0.4)
Litigation matters or settlements	—	(8.5)	(1.9)	(19.4)
Adjusted Total Expenses	$531.8	$486.6	$1,564.7	$1,452.4

Operating Income	$1,141.4	$972.6	$3,558.2	$3,209.9

Adjusted Operating Income	$1,205.5	$1,051.0	$3,758.9	$3,419.5

1. Includes $0.1 million and $11.5 million for changes in our non-qualified deferred compensation liability in the third quarter and first nine months of 2026. This impact does not affect net income and adjusted net income, because the compensation and benefits change has an equal and offsetting change in investment income.

CME Group Inc. and Subsidiaries
Reconciliation of Adjusted Net Income and Adjusted Earnings per Common Share
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Income	$1,036.9	$908.0	$3,233.0	$2,889.3
Restructuring and severance	5.4	6.5	15.4	9.0
Amortization of purchased intangibles(1)	60.0	69.6	180.1	207.2
Strategic transaction-related costs (credits)(2)	—	3.7	0.4	6.5
Real estate-related costs (credits)	0.7	0.7	0.7	(7.4)
Foreign exchange transaction (gains) losses	1.4	(0.8)	0.8	5.1
Unrealized and realized (gains) losses on investments	0.1	(0.4)	19.1	6.1
Unrealized and realized (gains) losses on assets	—	—	—	0.4
Litigation matters or settlements	—	8.5	1.9	19.4
Income tax effect related to above	(16.3)	(18.2)	(52.6)	(49.8)
Other income tax items	(4.3)	0.8	(13.1)	(8.1)
Adjusted Net Income	$1,083.9	$978.4	$3,385.7	$3,077.7

Adjusted Net Income Attributable to Common Shareholders of CME Group - Basic(3)	$1,083.9	$966.1	$3,386.4	$3,039.0

Adjusted Net Income Attributable to Common Shareholders of CME Group - Diluted(3)	$1,083.9	$966.1	$3,385.7	$3,039.0

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.90	$2.49	$9.00	$7.93
Diluted	2.89	2.49	8.96	7.92

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$3.03	$2.69	$9.42	$8.45
Diluted	3.02	2.68	9.38	8.43

Weighted Average Number of Common Shares:
Basic	358,019	359,686	359,336	359,653
Diluted(4)	358,641	360,422	361,018	360,330

1. Includes $2.6 million and $7.8 million of amortization of purchased intangibles at S&P Dow Jones Indices LLC and $1.4 million and $4.2 million of amortization of purchased intangibles at FanDuel Prediction Markets Holdings LLC in the third quarter and first nine months of 2026. This is reported in Equity in net earnings of unconsolidated subsidiaries on the Consolidated Statements of Income.
2. The values shown above may differ from what is shown in the Reconciliation of Adjusted Operating Income as that schedule does not include adjustment items or portions of items included in non-operating results.
3. The difference between Adjusted Net Income and Adjusted Net Income Attributable to Common Shareholders of CME Group - Basic and Diluted is the result of the distribution of earnings allocated to preferred shares.
4. Preferred shares of 4,584,000 were all converted to Class A Common stock on March 5, 2026 with their weighted-average impact included in the Diluted shares starting in the first quarter of 2026.

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	3Q 2025	4Q 2025	1Q 2026	2Q 2026	3Q 2026
Trading Days	64	64	61	62	64
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	3Q 2025	4Q 2025	1Q 2026	2Q 2026	3Q 2026
Interest rates	13,378	13,010	18,674	14,532	15,121
Equity indexes	6,278	7,738	8,655	8,633	7,714
Foreign exchange	834	853	1,193	989	988
Energy	2,295	2,523	3,985	2,667	2,665
Agricultural commodities	1,712	1,787	2,042	2,080	2,022
Metals	825	1,441	1,682	941	935
Total	25,322	27,353	36,231	29,843	29,445
Venue
CME Globex	23,418	25,542	33,633	27,935	27,472
Open outcry	989	816	1,241	830	872
Privately negotiated	915	995	1,357	1,078	1,100
Total	25,322	27,353	36,231	29,843	29,445

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	3Q 2025	4Q 2025	1Q 2026	2Q 2026	3Q 2026
Interest rates	$0.487	$0.486	$0.457	$0.480	$0.489
Equity indexes	0.652	0.611	0.597	0.605	0.605
Foreign exchange	0.841	0.847	0.780	0.813	0.852
Energy	1.214	1.245	1.084	1.131	1.146
Agricultural commodities	1.423	1.427	1.344	1.426	1.377
Metals	1.505	1.295	1.153	1.315	1.326
Average RPC	$0.702	$0.707	$0.652	$0.678	$0.679

1. ADV and RPC includes futures and options on futures only.